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CHANGE OF NAME
                   Mail to: Secretary of State For office use only 008
                       Corporations Section
                     1560 Broadway, Suite 200  19991021149   C
Please include	       Denver, CO 80202      $  75.00
a typed self-	       (303) 894-2251        SECRETARY OF STATE
addressed envelope     Fax (303) 894-2242      02-03-1999  11:30:55

MUST BE TYPED                                  FILED
FILING FEE: $60.00                             VICTORIA BUCKLEY
MUST SUBMIT TWO COPIES	                       COLORADO SECRETARY OF STATE
                     RESTATED ARTICLES OF
                  INCORPORATION WITH AMENDMENTS

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts t1he following amended and restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

FIRST:      The name of the corporation is 	PALMER MEDICAL. INC.

SECOND: The following amended and restated Articles of Incorporation were adopted in the manner marked with an "X" below:

______ The amended and restated Articles of Incorporation were adopted by the board of director where no shares have been issued, or no shareholder action required.

X           The amended and restated Articles of Incorporation were adopted by
______      a vote of the	shareholders. The number of shares voted for the
            amended and restated Articles of Incorporation was sufficient for approval.

______ The amended and restated Articles of Incorporation were adopted by the incorporators where no shares have been issued or directors elected, or no shareholder action required.

THIRD:	The name of the corporation as amended is 	EDATENOW.COM, INC.


              ATTACH A COPY OF YOUR AMENDED AND RESTATED ARTICLES OF
                                  INCORPORATION

                                          ________________________________

                                          /s/ Frank Demitro
                                Signature ________________________________

                                Title     Frank Demitro, President
                                          ________________________________

                                                              Revised 7/95

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                       RESTATED ARTICLES OF
                 INCORPORATION WITH AMENDMENTS OF
                       PALMER MEDICAL, INC.

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following amended and restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

ARTICLE I - NAME OF THE CORPORATION

The name of the Corporation shall be Edatenow.com, Inc.

ARTICLE II - DURATION OF THE CORPORATION

The period of this Corporation's duration is perpetual.

ARTICLE III - BUSINESS OF THE CORPORATION

The nature of the business of this Corporation and the objects and purposes to be transacted, promoted and carried on by it are all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

ARTICLE IV - AUTHORIZED CAPITAL

The aggregate number of shares of all classes of Capital Stock which the corporation shall have the authority to issue is 55,000,000 shares, which shall be divided into two classes as follows:

(1)	50,000,000 shares of the par value of 5.001 per share, all of which shares shall be of one class and shall be designated as "Common
Stock"; and

(2)	5,000,000 shares of Preferred Stock, of the par value of S1.00 per share.

Shares may be issued for money, property or services rendered and the directors may issue said stock for such consideration as in their sole discretion they shall deem reasonable and all shares so issued shall be deemed fully paid and non-assessable.

The Preferred Stock shall be classified, divided and issued in series. Each series of preferred stock may be issued as determined from time to time by the directors and stated in the resolution or resolutions providing for the issuance of such stock adopted by the directors. Each series is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number, or title. All shares of preferred stock shall be of equal rank and have the same rights and preferences, and shall be subject to the same qualifications, limitations and restrictions, without distinction between the shares of

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different series thereof, except in regard to the following particulars, which may be different in different series.

(a)	The rate of dividends, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

(b)	Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of voluntary or involuntary;

(d)	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and

(f)	Voting powers, if any.

If specified in the resolution of directors establishing the rights of a series of preferred stock, the holders of such series of preferred stock which may, without limiting the generality of the foregoing, be given the right, voting as a series by itself or with other series or all other series of preferred stock, to elect one or more directors of the corporation if there shall have been a default in the payment of dividends on any one or more series of preferred stock or under other circumstances and on such conditions as the directors may determine.

The directors may from time to time increase the number of shares of any series of preferred stock already created by providing that any unissued shares of preferred stock shall constitute part of such series of may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of preferred stock created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof The Board is hereby empowered to classify or reclassify any unissued preferred stock by fixing or altering the terms thereof in respect to the above mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such stock.

ARTICLE V - CUMULATIVE VOTING

Cumulative voting for the election of directors shall not be permitted.

ARTICLE VI - PREEMPTIVE RIGHTS

Shareholders shall not have the preemptive right to acquire additional or treasury shares of the Corporation.

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ARTICLE VII - GOVERNING BOARD

The governing board of this Corporation shall be known as directors, and the number of the directors may form time to time be increased or decreased in such manner as shall be permitted by the bylaws of this Corporation.

ARTICLE VIII - QUORUM FOR VOTING

When, with respect to any action to be taken by shareholders of this Corporation, the Colorado Business Corporation Act requires (unless a different percentage is provided in the Articles of Incorporation) the vote or concurrence of the holders of a majority of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of two-thirds- of such shares or class or series thereof.

ARTICLE IX - IINDEMINIFICATION OF DIRECTORS

The personal liability of a director of this Corporation to this Corporation or to its shareholders for any loss or damage suffered on account of any act or omission by a director shall be eliminated to the fullest extent permitted by the Colorado Business Corporation Act. If the Act is hereafter amended to authorize the further elimination or limitation of the liabilities of a director of the elimination or limitation of the liabilities of an officer, then the liability of a director or an officer of this Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended.

The forgoing restated and amended Articles of Incorporation were adopted by a vote of the shareholders on January 19, 1999. The number of shares voted for the amended and restated Articles of Incorporation were sufficient for approval.

Dated this 29th Day of January, 1999.

                                          /s/ Frank Demitro
                                          ________________________________
                                          Frank Demitro, President


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